Exhibit 99.1

2858 De La Cruz Boulevard, Santa Clara CA 95050 USA

+1.408.280.7900                                             www.pdf.com

News Release

Company Contacts:
Adnan Raza	Sonia Segovia	Joe Diaz, Robert Blum, Joe Dorame
Chief Financial Officer	Investor Relations	Lytham Partners, LLC
Tel: (408) 516-0237	Tel: (408) 938-6491	Tel: (602) 889-9700
Email: adnan.raza@pdf.com	Email: sonia.segovia@pdf.com	Email: pdfs@lythampartners.com

PDF Solutions® Reports Third Quarter 2021 Results

Business Highlights

●	Total revenues of $29.6 million for the third quarter of 2021, up 28% over the third quarter of 2020
●	Analytics revenue of $27.2 million for the third quarter, up 90% over the third quarter of 2020
●	Bookings for the year 2021 through Q3 are now ahead of full year 2020 bookings
●	Backlog ending Q3 2021 up 60% to $180.9 million compared to backlog as of September 30, 2020
●	GAAP Gross Margin of 63% for the third quarter of 2021
●	Non-GAAP Gross Margin of 66% for the third quarter of 2021
●	Operating activities provided $4.0 million in cash during the third quarter of 2021
●	Ended the quarter with cash, cash equivalents, and short-term investments of $141.2 million
●	Expect full year 2021 total revenues to grow, on a year over year basis, near the top end of previously communicated 20-25% range
●	Expect full year 2021 Analytics revenue to grow, on a year over year basis, more than 50%

SANTA CLARA, Calif. — Tuesday, November 9, 2021 — PDF Solutions, Inc. (Nasdaq: PDFS), a leading provider of comprehensive data solutions for the semiconductor ecosystem, today announced financial results for its third quarter ended September 30, 2021.

Highlights of Third Quarter 2021 Financial Results

Total revenues for the third quarter of 2021 were $29.6 million, compared to $27.4 million for the second quarter of 2021 and $23.1 million for the third quarter of 2020. Analytics revenue for the third quarter of 2021 was $27.2 million, compared to $19.6 million for the second quarter of 2021 and $14.3 million for the third quarter of 2020. Integrated Yield Ramp revenue for the third quarter of 2021 was $2.4 million, compared to $7.8 million for second quarter of 2021 and $8.8 million for the third quarter of 2020.

GAAP gross margin for the third quarter of 2021 was 63%, compared to 61% for the second quarter of 2021 and 59% for the third quarter of 2020.

Non-GAAP gross margin for the third quarter of 2021 was 66%, compared to 65% for the second quarter of 2021 and 63% for the third quarter of 2020.

PDF Solutions® Reports Third Quarter 2021 Results

On a GAAP basis, net loss for the third quarter of 2021 was $2.4 million, or ($0.06) per basic and diluted share, compared to a net loss of $4.5 million, or ($0.12) per basic and diluted share, for the second quarter of 2021, and net loss of $2.7 million, or ($0.08) per basic and diluted share, for the third quarter of 2020.

Non-GAAP net income for the third quarter of 2021 was $2.4 million, or $0.06 per diluted share, compared to a net loss of $0.3 million, or ($0.01) per diluted share, for the second quarter of 2021, and net income of $0.1 million, or $0.00 per diluted share, for the third quarter of 2020.

Cash, cash equivalents and short-term investments at September 30, 2021 were $141.2 million, compared to $145.3 million at December 31, 2020, a decrease of $4.1 million. Cash provided by operating activities was $4.0 million during the three months ended September 30, 2021.

Conference Call

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today. The call will be simultaneously webcast on PDF Solutions’ website at http://ir.pdf.com/webcasts. A replay of the webcast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Third Quarter 2021 Financial Commentary Available Online

A Management Report reviewing the Company’s third quarter 2021 financial results will be furnished to the Securities and Exchange Commission on Form 8-K and published on the Company’s website at http://ir.pdf.com/financial-reports. Analysts and investors are encouraged to review this commentary prior to participating in the conference call.

PDF Solutions® Reports Third Quarter 2021 Results

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP gross margin excludes stock-based compensation expense and the amortization of acquired technology. Non-GAAP net income (loss) excludes the effects of non-recurring items (including expenses related to an arbitration proceeding for a disputed contract with a customer), write-down in value of property and equipment, stock-based compensation expense, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjustments for the non-cash portion of income taxes, tax impact of the CARES Act and valuation allowance for deferred tax assets. These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental information to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items and acquisition-related costs) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may differ from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below.

Forward-Looking Statements

The press release and the planned conference call include forward-looking statements regarding the Company’s future expected business performance and financial results, including expectations for analytics and total revenues, that are subject to future events and circumstances. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: continued adoption of the Company’s solutions by new and existing customers; project milestones or delays and performance criteria achieved; cost and schedule of new product development; the provision of technology and services prior to the execution of a final contract; the continuing impact of the coronavirus (COVID-19) on the semiconductor industry and on the Company’s operations or demand for the Company’s products; the time required of the Company’s executive management for, and the expenses related to, as well as the success of the Company’s strategic growth opportunities and partnerships, including its partnership with Advantest Corporation; our ability to successfully integrate the acquired businesses and technologies; whether we can successfully convert our backlog into revenue; customers’ production volumes under contracts that provide Gainshare royalties; and other risks set forth in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2020, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions (NASDAQ: PDFS) provides comprehensive data solutions designed to empower organizations across the semiconductor ecosystem to improve the yield and quality of their products and operational efficiency for increased profitability. The Company’s products and services are used by Fortune 500 companies across the semiconductor ecosystem to achieve smart manufacturing goals by connecting and controlling equipment, collecting data generated during manufacturing and test operations, and performing advanced analytics and machine learning to enable profitable, high-volume manufacturing.

Founded in 1991, PDF Solutions is headquartered in Santa Clara, California, with operations across Europe and Asia. The Company (directly or through one or more subsidiaries) is an active member of SEMI, INEMI, TPCA, IPC, the OPC Foundation, and DMDII. For the latest news and information about PDF Solutions or to find office locations, visit http://www.pdf.com/.

PDF Solutions and the PDF Solutions logo are trademarks or registered trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF Solutions® Reports Third Quarter 2021 Results

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	September 30,	December 31,
	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$71,238	$30,315
Short-term investments	69,992	114,981
Accounts receivable, net	33,681	34,140
Prepaid expenses and other current assets	10,298	13,944
Total current assets	185,209	193,380
Property and equipment, net	37,821	39,242
Operating lease right-of-use assets, net	5,614	6,672
Goodwill	15,305	15,774
Intangible assets, net	22,106	24,573
Deferred tax assets, net	174	249
Other non-current assets	8,995	7,690
Total assets	$275,224	$287,580

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,210	$4,399
Accrued compensation and related benefits	8,125	8,339
Accrued and other current liabilities	5,854	6,309
Operating lease liabilities ‒ current portion	1,740	1,926
Deferred revenues ‒ current portion	22,207	19,895
Billings in excess of recognized revenues	3	1,337
Total current liabilities	41,139	42,205
Long-term income taxes payable	2,508	2,956
Non-current operating lease liabilities	5,501	6,516
Other non-current liabilities	2,621	1,397
Total liabilities	51,769	53,074

Stockholders’ equity:
Common stock and additional paid-in-capital	418,939	407,179
Treasury stock at cost	(103,995)	(96,215)
Accumulated deficit	(90,721)	(76,233)
Accumulated other comprehensive loss	(768)	(225)
Total stockholders’ equity	223,455	234,506
Total liabilities and stockholders’ equity	$275,224	$287,580

PDF Solutions® Reports Third Quarter 2021 Results

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021 (1)	2021 (1)	2020	2021 (1)	2020
		September 30,
Revenues:
Analytics (1)	$27,194	$19,578	$14,346	$66,165	$42,766
Integrated yield ramp	2,361	7,841	8,766	15,009	22,912
Total revenues	29,555	27,419	23,112	81,174	65,678

Costs and Expenses:
Costs of revenues	11,070	10,785	9,493	32,518	26,926
Research and development	10,657	11,064	8,328	32,562	24,672
Selling, general and administrative	9,609	9,410	8,420	28,482	24,052
Amortization of other acquired intangible assets	314	313	174	942	521
Interest and other expense (income), net	(194)	243	361	(391)	530
Loss before income taxes	(1,901)	(4,396)	(3,664)	(12,939)	(11,023)
Income tax expense (benefit)	506	88	(930)	1,549	(4,109)
Net loss	$(2,407)	$(4,484)	$(2,734)	$(14,488)	$(6,914)

Net loss per share, basic and diluted	$(0.06)	$(0.12)	$(0.08)	$(0.39)	$(0.21)

Weighted average common shares used to calculate net loss per share, basic and diluted	37,221	37,004	35,479	37,067	33,696

(1)	Analytics revenue includes revenue from Cimetrix Incorporated, a wholly owned subsidiary acquired by the Company in December 2020.

PDF Solutions® Reports Third Quarter 2021 Results

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN (UNAUDITED)

(In thousands)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
		September 30,
GAAP
Total revenues	$29,555	$27,419	$23,112	$81,174	$65,678
Costs of revenues	11,070	10,785	9,493	32,518	26,926
GAAP gross profit	$18,485	$16,634	$13,619	$48,656	$38,752
GAAP gross margin	63%	61%	59%	60%	59%

Non-GAAP
GAAP gross profit	$18,485	$16,634	$13,619	$48,656	$38,752
Adjustments to reconcile GAAP to non-GAAP gross margin:
Stock-based compensation expense	670	538	790	1,860	2,582
Amortization of acquired technology	454	536	144	1,525	431
Non-GAAP gross profit	$19,609	$17,708	$14,553	$52,041	$41,765
Non-GAAP gross margin	66%	65%	63%	64%	64%

PDF Solutions® Reports Third Quarter 2021 Results

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS) (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2021	2021	2020	2021	2020
		September 30,
GAAP net loss	$(2,407)	$(4,484)	$(2,734)	$(14,488)	$(6,914)
Adjustments to reconcile GAAP net loss to non-GAAP net income (loss):
Stock-based compensation expense	3,363	2,742	3,130	9,474	9,476
Amortization of acquired technology	454	536	144	1,525	431
Amortization of other acquired intangible assets	314	314	174	942	521
Expenses of arbitration (1)	341	558	366	1,194	830
Write-down in value of property and equipment	—	—	—	—	311
Tax impact of reconciling items	—	—	(955)	—	(1,931)
Tax impact of the CARES Act (2)	—	—	—	—	(2,261)
Tax impact of valuation allowance for deferred tax assets (3)	334	52	—	1,552	—
Non-GAAP net income (loss)	$2,399	$(282)	$125	$199	$463

GAAP net loss per diluted share	$(0.06)	$(0.12)	$(0.08)	$(0.39)	$(0.21)
Non-GAAP net income (loss) per diluted share	$0.06	$(0.01)	$0.00	$0.01	$0.01

Shares used in net income (loss) per diluted share calculation	37,916	37,004	36,661	37,723	34,705

(1)	Represents expenses related to an arbitration proceeding over a disputed customer contract, which expenses are expected to continue until the arbitration is resolved.
(2)	The Company recognized a discrete tax benefit recognized from the carryback of net operating losses (NOLs) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) enacted in March 2020. The Company does not have any NOLs on a non-GAAP basis and, therefore, it did not recognize this discrete tax benefit in calculating its non-GAAP tax expense and net income (loss).
(3)	The Company’s GAAP tax expense is higher year-to-date compared to the non-GAAP tax expense, primarily due to the GAAP full U.S. federal and state valuation allowances. The Company’s non-GAAP tax rate and resulting non-GAAP tax expense is not calculated with a full U.S. federal or state valuation allowance due to the Company’s forecasted Non-GAAP income and management’s conclusion that it will be able to more likely than not to utilize its net DTAs. Each reporting period, management evaluates the need for a valuation allowance and may place a valuation allowance against its U.S. net deferred tax assets (DTA) on a non-GAAP basis if it concludes it is more likely than not that it will not be able to utilize some or all of its US DTAs on a non-GAAP basis.